                                                           EXHIBIT 10.40



CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          ORLANDO MAINTENANCE FACILITY

                               SUBLEASE AGREEMENT

               [Letterhead of Greater Orlando Aviation Authority]

June 4, 1996

Mr. Tom Duffy                                   VIA FEDERAL EXPRESS
Midway Airlines Corporation                         # 3526071146
300 W. Morgan Street
Durham, NC 27701

Dear Mr. Duffy:

RE: Sublease Agreement by and between Page Avjet Corporation ("Page") and Midway Airlines Corporation ("Midway"), dated May 1, 1995, (the "Sublease")

The purpose of this letter is to advise you that, in accordance with the provisions of Article 28 of the Sublease, Page has assigned all of its rights under the Sublease to the Greater Orlando Aviation Authority (the "Authority") effective June 1, 1996. Please send all payments of rent and other communications to the Authority as follows:

      Payments of Rent:

      Chief Financial Officer
      Greater Orlando Aviation Authority
      One Airport Boulevard
      Orlando International Airport
      Orlando, FL 32827-4399

      Other Communications:

      Executive Director
      Greater Orlando Aviation Authority
      One Airport Boulevard
      Orlando International Airport
      Orlando, FL 32827-4399

Mr. Tom Duffy
Page 2
June 4, 1996


If you have any questions, please do not hesitate to call me.

Sincerely,


/s/ Thomas E. Wilke

Thomas E. Wilke
Assistant Director of Properties

TEW/cq

cc:   Rosenberg & Liebentriff, P.C.
      300 W. Morgan Street
      Durham, NC 27701
      Attention:  J. S. Waller (via Federal Express)

      Mark C. Extein, Esq.
      J. Gordon Arkin, Esq.
      Maureen Riley

PAGE AVJET

May 31, 1996

Jonathan S. Waller
Vice President and General Counsel
Midway Airlines Corporation
5713 S. Central Avenue
Chicago, Illinois 60638

Re: Sublease between Page Avjet Corporation and Midway Airlines Corporation dated May 1, 1995

Dear Jon:

Pursuant to our conversation of even date, this is to ratify and confirm the obligation of Page Avjet Corporation, a Delaware corporation and Page Avjet Holding Corporation, a Delaware corporation (hereinafter collectively referred to as Page) under paragraph 5(f) of that certain Agreement of Sublease dated May 1, 1995 by and between Page and Midway Airlines Corporation, a Delaware corporation, to provide exclusive usage of two (2) 115 volt, 400 cycle ground power units and one (1) air compressor unit located on the leased premises.

By copy of this letter I will be advising the Greater Orlando Aviation Authority that Page will remain obligated to fulfill the obligations of the Landlord under the provisions of Article 5(f) of the Agreement of Sublease. As we discussed, upon termination of the Sublease, Page will retake possession of the equipment.

Jon, thank you for your cooperation on this matter. As we discussed, I will be contacting you shortly concerning various repairs requested by Midway.

Best regards.

Very truly yours,


/s/ Paul J. Mokris

Paul J. Mokris
Secretary

PJM/mm

cc: J. Gordon Arkin, Esquire

PAGE AVJET

May 31, 1996

Jonathan S. Waller
Vice President and General Counsel
Midway Airlines Corporation
5713 S. Central Avenue
Chicago, Illinois 60638

Re: Sublease between Page Avjet Corporation and Midway Airlines Corporation dated May 1, 1995

Dear Jon:

Pursuant to our conversation of even date, this is to ratify and confirm the obligation of Page Avjet Corporation, a Delaware corporation and Page Avjet Holding Corporation, a Delaware corporation (hereinafter collectively referred to as Page) under paragraph 5(f) of that certain Agreement of Sublease dated May 1, 1995 by and between Page and Midway Airlines Corporation, a Delaware corporation, to provide exclusive usage of two (2) 115 volt, 400 cycle ground power units and one (1) air compressor unit located on the leased premises.

By copy of this letter I will be advising the Greater Orlando Aviation Authority that Page will remain obligated to fulfill the obligations of the Landlord under the provisions of Article 5(f) of the Agreement of Sublease. As we discussed, upon termination of the Sublease, Page will retake possession of the equipment.

Jon, thank you for your cooperation on this matter. As we discussed, I will be contacting you shortly concerning various repairs requested by Midway.

Best regards,

Very truly yours,


/s/ Paul J. Mokris

Paul J. Mokris
Secretary

PJM/mm

cc: J. Gordon Arkin, Esquire

                     [Letterhead of Page Avjet Corporation]

December 19, 1995

Midway Airlines Corporation
Attention: Mr. Tom Duffy
5713 S. Central Avenue
Chicago, Illinois 60638

Re: Sublease by and between Page Avjet Corporation and Midway Airlines Corporation dated May 1, 1995

Dear Mr. Duffy:

This letter is being sent to provide Midway Airlines Corporation with notice that Page Avjet Corporation's notice address with respect to the above-referenced Sublease has changed as follows:

                     Page Avjet Corporation
                     c/o BBA U.S. Holdings, Inc.
                     Suite 345
                     5850 T. G. Lee Boulevard
                     Orlando, Florida 32822
                     Attn: Kelly A. Cecconi, Controller

Should you have any questions, please do not hesitate to call me at (407) 648-7226.

Sincerely,


/s/ Maggie Mathwich

Maggie Mathwich
Legal Assistant

cc: Tom Sullivan
    Kelly A. Cecconi
    Rosenberg & Liebentritt, P.C.

                    [Letterhead of Signature Flight Support]

May 1, 1995

Jon Waller, Esquire
Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606

Re:   Page Avjet Sublease with Midway Airlines

Dear Jon:

Enclosed please find one (1) original copy of the referenced Sublease, which has been executed by Page Avjet Corporation. Please note that rather than initial all the changes you requested, the changes were made and new pages were inserted. The only modification made to your requested changes can be found in
Article 22.

Additionally, I have been advised that GOAA (rather than give its formal approval by executing the Sublease) will prepare and forward their form of consent to be executed by all parties. Upon receipt of same I will circulate for signature.

If you have any questions, please feel free to call.

Sincerely,


/s/ Maggie Mathwich

Maggie Mathwich
Legal Assistant

enclosures

cc: Tom Sullivan (w/enclosure)

                               SUBLEASE AGREEMENT

                                 By and Between

                             PAGE AVJET CORPORATION

                                       and

                          MIDWAY AIRLINES CORPORATION

                                       at

                          Orlando International Airport
                                Orlando, Florida

                              Effective May 1, 1995

                                      INDEX

                             AGREEMENT OF SUB-LEASE

LANDLORD:   PAGE AVJET CORPORATION

TENANT:     MIDWAY AIRLINES CORPORATION

TERM:       May 1, 1995 - April 30, 1998

COMMENCEMENT DATE: May 1, 1995

PAGE         ARTICLE            DESCRIPTION
----         -------            -----------

4            Article  1         Grant of Sub-Lease
4            Article  2         Master Lease Obligations
4,5          Article  3         Term
5            Article  4         Rent
5,6          Article  5         Improvements
6            Article  6         Taxes
6            Article  7         Utilities
6,7          Article  8         Tenant Insurance
7,8          Article  9         Liability
8            Article  10        Storage
8,9          Article  11        Maintenance
9            Article  12        Alterations
10           Article  13        Damage and Destruction
10           Article  14        Condemnation, Loss of Access
10,11        Article  15        Default/Early Termination
11           Article  16        Assignment and Subletting
11,12        Article  17        Use of Premises by Tenant
12           Article  18        Use of Premises by Landlord
13           Article  19        Estoppel Certificates
13           Article  20        Quiet Enjoyment
13           Article  21        Force Majeure
13           Article  22        Expiration
13           Article  23        Successors and Assigns
13           Article  24        Nonwaiver
14           Article  25        Holding Over
14           Article  26        Right of Entry
14           Article  27        Mechanic's Liens
14           Article  28        Transfer of Landlord's Interest
15           Article  29        Security Deposit
16           Article  30        Curing Tenant's Defaults
16           Article  31        Limitation of Landlord's Liability
16           Article  32        Sign Control
16           Article  33        Relocation of Premises

                             AGREEMENT OF SUB-LEASE

PAGE         ARTICLE            DESCRIPTION
----         -------            -----------

17           Article 34         Miscellaneous
18           Article 35         Recording
18           Article 36         Exclusive Rights of Landlord
18           Article 37         Notices
19           ----------         Execution
20           ----------         Airport Consent and Parties Notarization
21           Exhibit "A"        Designated Premises
22           Exhibit "B"        Master Lease

                              AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUB-LEASE, made and executed as of the 1st day of May, 1995, by and between PAGE AVJET CORPORATION, a Delaware corporation ("Landlord"), and MIDWAY AIRLINES CORPORATION, a Delaware corporation ("Tenant").

                                   WITNESSETH

      WHEREAS, Page Avjet Corporation has entered into a Maintenance Hangar Lease Agreement with the Greater Orlando Aviation Authority ("Authority") dated the 4th day of April, 1988 ("Master Lease") under which it leased the "Property" (as that term is subsequently defined herein), and

      WHEREAS, subject to the terms and conditions contained herein and in the Master Lease, Landlord desires to lease a portion of the Property ("Premises") described herein, to Tenant and Tenant desires to lease said Premises from the Landlord.

      NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:

                          ARTICLE 1. GRANT OF SUB-LEASE

      Landlord hereby sub-leases to Tenant and Tenant hereby sub-leases from Landlord, the Building No. 407 Maintenance Hangar Facility (North Hangar) located within the Orlando Tradeport at the Orlando International Airport, Orlando Florida and surrounding area designated as the premises (the "Premises" or "Property") as shown hatched on Exhibit "A" attached hereto and made a part hereof. Landlord and Tenant hereby agree that the Premises consist of approximately 98,111 square feet of hangar deck space, office space, shop space, as well as the contiguous ramp areas and vehicle parking lot.

                       ARTICLE 2. MASTER LEASE OBLIGATIONS

      The Tenant acknowledges the receipt and review of a copy of the Master Lease, a copy of which is attached hereto as Exhibit "B" and made a part of this Agreement. This Sub-Lease is expressly subject to and conditioned upon all of the terms and conditions of the Master Lease. As a material inducement to Landlord to enter into this Sub-Lease, Tenant covenants that it will comply with all of the terms and conditions of the Master Lease which, by their terms, are intended to govern the rights and duties of Landlord's Sub-Tenants.

                                 ARTICLE 3. TERM

      The term of this Lease (the "Term") shall commence on May 1, 1995 (the "Commencement Date"), as hereinafter defined and terminate on April 30, 1998.

      Tenant shall be permitted to terminate this Sub-Lease at the completion of twenty four (24) months of the Term or any time thereafter by paying to Landlord a sum equal to fifty percent (50%) of the rent that would have otherwise become due if the Sub-Lease had not been so terminated. Tenant agrees to forward ninety (90) days advance written notification to Landlord of such request to terminate.

                                 ARTICLE 4. RENT

      A. Tenant shall pay Landlord as "Base Rent" or "rent" for the Premises the amount of {***} per month during the term of this Agreement. The Base Rent includes amounts allocated to land rent, the rent for all personal property or improvements in or comprising the Premises and real estate taxes due hereunder but is exclusive of applicable Florida state sales tax and personal property taxes, as more fully described in Article 6.

      B. Tenant shall also pay to Landlord together with the Base Rent any excise, sales, use, gross receipts or other tax imposed on or measured by such rent, or imposed on account of the leasing of the Property (other than a tax imposed on Landlord's income, capital or net worth) and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.

      C. Each monthly installment shall be due and payable to Landlord in advance on the first day of each month during the Term at its notice address, or such other place as Landlord may designate by written notice to Tenant.

      D. If any part of the rent (including any additional rent) is not paid within five (5) days after it is due, Tenant shall pay Landlord a late charge equal to one and one-half percent (1.5%) of the amount due.

                             ARTICLE 5. IMPROVEMENTS

      A. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, or other personal property in the Premises on the Commencement Date (collectively hereinafter "Leasehold Improvements") are subject to the terms of this Sublease, but (i) shall be and remain a part of the Premises; (ii) shall be deemed the property of Landlord; and (iii) shall not be removed by Tenant.

      B. All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, communications equipment, and other personal property of a similar nature located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Building (collectively sometimes hereinafter called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the Term. Tenant shall pay the cost of repairing any damage to the Premises or to the Building resulting from such removal.

      C. The rights, duties and obligations of the parties under this Lease shall be effective upon the Commencement Date.

      D. Prior to occupancy, representatives of the Landlord and Tenant shall perform a thorough joint inspection of the Premises for purposes of establishing Premises acceptability. It is mutually agreed that the Tenant shall accept the Premises in an "as is" condition.

      E. If Landlord gives Tenant permission to enter into possession of the Premises prior to the Commencement Date, such possession shall be deemed to be upon all the terms, covenants, conditions and provisions of the Sub-Lease, including payment of the rent.

      F. Landlord grants Tenant exclusive usage of two (2) 115 volt, 400 cycle ground power units (collectively, "GPU") and one (1) air compressor unit positioned on the Premises, with each GPU possessing the capability to accommodate the electrical requirements of two (2) Tenant aircraft. Landlord agrees to furnish the GPU and air compressor unit in good and proper working condition commensurate with the effective date of this Sub-Lease. Thereafter, Tenant shall be solely responsible for all maintenance and repair costs associated therewith. Upon the termination of this Sub-Lease, Tenant agrees to return the GPU and air compressor unit in good and proper working condition, excepting reasonable wear and tear.

                                ARTICLE 6. TAXES

            Tenant shall pay all taxes levied against personal property and trade fixtures placed by Tenant in or about the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord pays same, Tenant shall promptly and upon demand pay to Landlord the amount so paid by Landlord.

                              ARTICLE 7. UTILITIES

      Subject to the terms of Article 18 below, Tenant shall pay all charges against the Premises for any and all utility service furnished to or consumed on the Premises as well as, any and all costs associated with installation and removal.

                           ARTICLE 8. TENANT INSURANCE

      A. In conjunction with the provisions set forth in Article IX of the Master Lease, the Tenant shall procure and keep in full force and effect the following insurance coverage:

                                                   MINIMUM LIMITS PER OCCURRENCE
                                                   -----------------------------
Commercial General Liability:                                     $25,000,000.00
Combined Single Limit per occurrence
and annual aggregate for Bodily/Persona
Injury and Broad Form Property Damage, including but not limited to, Premises/Operations, Underground, Explosion and Collapse Hazard, Products/Completed
Operations, Contractual and Independent Contractors.

Comprehensive Automobile Liability                                $25,000,000.00
Combined Single Limit per occurrence
and annual aggregate for Bodily
Injury and Property Damage (any vehicle, including owned vehicles, non-owned vehicles and hired vehicles)

Hangarkeeper's Liability Insurance and
Garage Liability Insurance                                        $25,000,000.00

Worker's Compensation                                           Statutory Limits

            Tenant acknowledges that its potential liability is not limited to the amount of liability insurance coverage it maintains, nor to the limit required herein.

      B. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurers of recognized responsibility and which are licensed to do business in the State of Florida.

      C. All policies of insurance provided for in this Article shall name Landlord and the Authority as additional insured. Each such policy shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord.

      D. At the commencement of the term of this Sub-Lease, Tenant shall deliver to Landlord certificates of the insurance required to be maintained hereunder. Tenant shall also deliver at least thirty (30) days prior to the expiration date of such policy or policies (or of any renewal policy or policies), certificates for the renewal of such policies of such insurance.

      E. Landlord and Tenant on behalf of themselves and all others under them, including any insurer, waive their rights of subrogation against the other for damage to their respective property from perils insured under the standard form fire and extended coverage policy.

                              ARTICLE 9. LIABILITY

      A. Except as provided in Article 8 above or in Article 18 below, except for Landlord's negligence or its acts of omission or commission, Tenant shall indemnify and save harmless Landlord, the Premises, and the Authority from and against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to property occurring on or about the Premises or in any manner in conjunction with the use and occupancy of the Premises or any part thereof by Tenant.

      B. Except for Tenant's negligence or its acts of omission or commission, Landlord shall indemnify and save harmless Tenant, the Premises and the Authority from and against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to property occurring on or about the Premises or in any manner in conjunction with the use and occupancy of the Premises or any part thereof by Landlord.

      C. The parties hereby agree that under no circumstances shall either party be liable to the other for indirect, consequential, special or exemplary damage, whether contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue or anticipated profits.

                               ARTICLE 10. STORAGE

            Storage of any material, equipment or other Tenant property outside of the Premises is specifically prohibited except with the express written consent of Landlord and the Authority.

                             ARTICLE 11. MAINTENANCE

      A. Tenant shall, at Tenant's expense, repair and maintain the mechanical, electrical, plumbing, heating and ventilating systems serving the Premises (hereinafter the "Mechanical Systems") {***}. Notwithstanding the above, Tenant shall be liable for all expenses, repairs and maintenance of the Mechanical Systems which are occasioned by its negligence, abuse or misuse of same.

            Landlord represents that all of the mechanical, electrical, plumbing, heating and ventilating systems are in good operating condition on the date of beneficial occupancy.

      B. Subject to the terms of Clause A above, Tenant shall maintain, repair and replace as necessary, and take good care of the Premises (including without limitation all windows, doors, signage, light fixtures, ballasts, and bulbs) and Tenant's Property.

      C. Landlord shall, at Landlord's expense, repair and maintain the Premises structure and shall also comply with the other terms of this Article 11.

      D. Tenant shall promptly respond to and clean up any release or threatened release of any hazardous or contaminating substances into the premises, the sanitary sewers, stormwater drainage systems, floors, soils, groundwater or atmosphere, arising as a result of Tenant's activities in the Premises in a safe manner in accordance with all applicable laws and as authorized or directed by any federal, state, local and/or Authority agencies having authority to regulate the permitting, handling, and clean up of such substances.

      E. Tenant shall be responsible for the proper removal and disposal of all regulated substances as defined by State and Federal Regulation (which ever is applicable) generated by the Tenant as result of Tenant's activities on the Premises. Such removal and disposal shall include, but not be limited to, the Tenant manifesting such regulated substances under the Tenant's assigned Environmental Protection Agency Identification Number and ensuring that removal of such hazardous materials from the Premises and Landlord's Leasehold is accomplished in accordance with Authority, local, state and federal guidelines.

            Additionally, environmental contamination which impacts the Premises as a result of Tenant's improper storage, handling, or leakage of any Tenant's stored regulated substances on the Premises, shall be the sole responsibility of Tenant. Tenant shall also be responsible for the proper removal of all regulated substances used on the Premises by Tenant following the termination of this Agreement.

            Tenant shall indemnify and save harmless Landlord, The Authority and the Premises from and against any and all environmental claims, liabilities, damages or losses, including but not limited to any penalty or fine imposed by any governmental agency and the expense of cleaning up or disposing of any such hazardous waste or materials, but only when such claims, liabilities, etc. stem from the Tenant's use and occupancy of the Property after the Commencement Date. Tenant shall have no responsibility for any retroactive claims and liabilities and/or latent claims or liability including any type of environmental claims which preceded or followed Tenant's occupancy.

      F. Tenant shall give Landlord prompt written notice of any damage to or defective condition in any part or appurtenance of the Premises.

      G. Except as provided herein, Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Sub-Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Sub-Lease, the Master Lease or required by law to make in or to any portion of the Premises, provided such repairs or changes are made at a time when the Premises are not being utilized for work by the Tenant or are otherwise made in a manner which does not interfere with Tenant's use of the Premises. Landlord shall nevertheless use its best efforts to minimize any interference with Tenant's business in the Premises.

      H. Notwithstanding anything to the contrary contained in this Agreement, Tenant shall have no responsibility or obligation or be required to indemnify the Landlord for any maintenance obligation where such obligation is not caused by Tenant's use and occupancy of the Premises or where the obligation is caused by other parties such as other tenants of the Landlord or the Landlord, its agents, employees or guests.

                             ARTICLE 12. ALTERATIONS

      Tenant shall make no modifications, alterations or additions to the Premises, without the prior written consent of Landlord and the Authority. Any modifications, additions or alterations made with Landlord's and the Authority's prior written consent shall be made in a workmanlike manner so as not to weaken the structure of the Building or the Premises or to invalidate any roof, equipment or other warranty or to lessen the Building's value. All such alterations and improvements shall become and remain the property of Landlord, provided, however, that Landlord may, at Landlord's option, require Tenant at Tenant's expense to remove any such modifications, additions or alterations at the termination of this Sub-Lease and to restore the Premises to its original condition at the Commencement Date of this Sub-Lease.

                       ARTICLE 13. DAMAGE AND DESTRUCTION

      If, during the term of this Sub-Lease, the Premises, or any part thereof, are damaged or destroyed by fire or other casualty, Landlord shall, subject to Authority approval, within a reasonable period of time after notice of the damage or destruction and receipt of insurance proceeds, repair and restore the Premises to substantially the same condition as prior to such casualty, to the extent that insurance proceeds are made available therefor. If such damage or destruction renders the Premises or any portion thereof unusable, the rent shall be equitably abated in direct proportion to the percentage of total space rendered untenable for the period from the date of such damage or destruction to the date the Premises are repaired or restored.

                    ARTICLE 14. CONDEMNATION, LOSS OF ACCESS

      A. If all or part of the Premises shall be taken or condemned by a competent authority for a public or quasi-public use or purpose or if there is a negotiated purchase by such authority under threat of such taking, and if the loss of that part so taken substantially interferes with the use of the Premises by Tenant, Tenant may then terminate this Sub-Lease by giving Landlord written notice within thirty (30) days from the occurrence of such taking and termination shall be effective as of the date of such taking.

      B. If part of the premises is so taken without substantially interfering with the use of the Premises by Tenant, or if Tenant elects not to terminate this Sub-Lease pursuant to Paragraph 14.A. above, this Sub-Lease shall not be terminated. Landlord shall restore any damage to the Premises caused thereby in a manner consistent with the remaining condition of the Premises and the rent for the Premises shall be proportionately reduced commencing on the date when possession of the part so taken is surrendered by Tenant.

                      ARTICLE 15. DEFAULT/EARLY TERMINATION

      A. The following shall be events of default under this Sub-Lease: (i) if Tenant defaults in payment of any monetary amount due hereunder; (ii) if Tenant fails to perform any other term, covenant, condition or obligation of Tenant under this Sub-Lease and fails to cure such default within fifteen (15) days (or if such default specified by Landlord is not capable of cure within such 15 day period, if Tenant fails immediately after notice from Landlord to commence to cure such default, diligently to pursue completion of such cure, and to complete such cure within ninety (90) days after such notice); or, (iii) if Tenant abandons or vacates the Premises, or if the Premises remain unoccupied for a period of thirty (30) days or more.

      B. Upon any such event of default, Landlord may without prejudice to its other rights hereunder, do any one or more of the following: (i) terminate this Sub-Lease and reenter and take possession of the Premises; (ii) recover possession of the Premises (with or without terminating this Sub-Lease, at Landlord's option) in the manner prescribed by any statute relating to summary process, (iii) Landlord may relet the Premises as Landlord may see fit without thereby avoiding or terminating this Sub-Lease, and for the purpose of such reletting, Landlord is authorized to make such repairs to the Premises as may be necessary to conform with the terms of this Sub-Lease and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the sums due from Tenant hereunder, then Tenant shall pay such deficiency upon demand therefor; and (iv) Landlord may declare immediately due and payable all the remaining installments of the rent and such amount, less the fair rental value of the Premises for the remainder of the Term, shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership. In computing such liquidated damages, there shall be added to such deficiency any reasonable expenses as Landlord may incur in connection with reletting, such as court costs, attorneys' fees and disbursements, brokerage fees, and for putting and keeping the Premises in the condition required upon termination pursuant to the terms of this Sub-Lease. The failure of Landlord to relet the Premises or any part thereof after recovery of possession shall not release or affect Tenant's liability for damages. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the even that the Premises are relet, for failure to collect the rent under such reletting. All of the damages which are specified in this Sub-Lease are in addition to all other damages and costs to which Landlord may be entitled under the laws of the State of Florida.

      C. After default, the acceptance of the rent (or any portion thereof) by Landlord shall not be held to be a waiver of its rights to terminate this Sub-Lease, and Landlord may re-enter and take possession of the Premises as if no rent had been accepted after such default. All of the remedies given to Landlord in this Sub-Lease in the event of default by Tenant shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies.

      D. If Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or take the benefit of any insolvency act, or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then and forthwith thereafter Landlord shall have all of the rights provided In this Article in the event of non-payment of the rent.

                      ARTICLE 16. ASSIGNMENT AND SUBLETTING

      Except for assignment to its parent or subsidiary, Tenant may not assign this Sub-Lease in whole or in part or sublet any part of the Premises without Landlord's and the Authority's prior written consent, such consent not to be unreasonably withheld or delayed if the use is for Airport-related activities. No such assignment or subletting shall relieve Tenant from performing its obligations hereunder. An unauthorized assignment shall be void and of no effect.

                      ARTICLE 17. USE OF PREMISES BY TENANT

      A. The Premises shall be used by the Tenant for the parking and storage of aircraft and the performance of aircraft maintenance for those aircraft owned, operated and/or leased by the Tenant and associated support purposes of same, consistent with Tenant's, industry and all governmental rules, regulations and guidelines and for no other purposes. The Landlord represents such functions can lawfully be conducted on the Premises. Tenant, at Tenant's sole cost and expense, shall comply with all such requirements of insurers, restrictive covenants, laws, governmental rules, regulations and orders, present or future, including but not limited to making any alterations, additions or improvements to the Premises which may be required for Tenant's use of the Premises during the term of this Sub-Lease.

      B. It is expressly agreed and understood by the Tenant that at no time shall painting activity of any kind be permitted in, around or on the Premises.

      C. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, nor install business machines or mechanical equipment which cause excessive noise or vibrations. Landlord represents the existing load bearing capacity of the hangar deck floor portion of the Premises is sufficient for all Tenant's permitted uses herein set forth.

                     ARTICLE 18. USE OF PREMISES BY LANDLORD

      A. Upon notice given to Tenant as far in advance as is possible, Landlord may from time to time request Tenant's consent for Landlord's use of up to Ten Thousand (10,000) square feet of usable hangar deck floor space of the Premises on a non-dedicated, ad-hoc and temporary basis. Tenant will not withhold its consent to such request(s) for use by Landlord so long as the Tenant reasonably determines that the same will not interfere with Tenant's use of the Premises in any material manner. Tenant's consent to such request(s) however, may be conditioned upon the imposition of reasonable use restrictions as to the length and frequency of such usage by Landlord and the payment of any out-of-pocket costs estimated to be incurred by Tenant in connection with the Landlord's use of electricity or other utilities serving the Premises.

      B. As consideration for this Sub-Lease and subject to the other terms of this Article 18, it is mutually agreed Landlord's use of the Premises shall be at no charge to Landlord; however, in consideration of Landlord's usage of the Premises at no charge, Landlord agrees that any and all economic benefit derived from such usage, including but not limited to, hangar storage fees, shall be paid in cash to the Tenant and Landlord shall charge its customers a standard and customary fee for such usage.

      C. Landlord warrants and represents to Tenant that it shall maintain adequate, prudent and/or statutory comprehensive General Liability, Hangarkeeper's Liability, Automobile Liability and Worker's
Compensation/Employer's Liability Insurance at all times in conjunction with Landlord's use and occupancy of the Premises.

      D. Except for Tenant's negligence or acts of omission or commission, Landlord shall indemnify and save harmless Tenant, the Premises and the Authority from and against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to property occurring on or about the Premises or in any manner in conjunction with the use and occupancy of the Premises or any part thereof by Landlord.

                        ARTICLE 19. ESTOPPEL CERTIFICATES

      When requested by Landlord, Tenant shall execute an estoppel certificate to evidence the existence of any default by Landlord or of any prepayment of rent or other facts with respect to this Sub-Lease as Landlord may reasonably require.

                           ARTICLE 20. QUIET ENJOYMENT

      Landlord covenants that it has the full right and authority to make this Sublease and that if Tenant pays the rent and performs all of the terms of this Sub-Lease, Tenant may peaceably and quietly enjoy and possess the Premises throughout the term hereof, subject only to the conditions herein set forth, including the applicable terms of the Master Lease.

                            ARTICLE 21. FORCE MAJEURE

      The time allowed for the performance of either Party's covenants hereunder, except for the payments of rents and fees if necessary, shall be extended by an amount of time equal to any delay caused by tornado, windstorm, other casualties or acts of God, strikes, labor difficulties, walkouts, riots, governmental regulation, unavailability of labor or materials, delays caused by either Party relating to approvals or otherwise, or any other cause beyond the reasonable control of either Party.

                             ARTICLE 22. EXPIRATION

      Upon the expiration or earlier termination of this Sub-Lease, Tenant shall surrender to Landlord the Premises in substantially the same condition and repair, ordinary wear and tear excepted, as existed on the Commencement Date.

      No spill, deposit, emission, leakage or other release of any hazardous or contaminating substance caused by Tenant, its invitees, agents or subcontractors in the Premises or the drainage systems, soils or groundwaters associated therewith shall be deemed "ordinary wear and tear". Tenant shall be responsible to promptly and completely clean up any such release and shall surrender the Premises free of any contamination.

                       ARTICLE 23. SUCCESSORS AND ASSIGNS

      The covenants and agreements in this Sub-Lease of Landlord and Tenant shall bind and inure to the benefit of their successors and permitted assigns.

                              ARTICLE 24 NONWAIVER

      No waiver of any condition or covenant of this Sub-Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant nor shall be construed to be a waiver on the part of Landlord of any right or remedy in law or otherwise.

                            ARTICLE 25. HOLDING OVER

      Any holding over beyond the expiration of the term of this Sub-Lease shall be as a tenancy from month to month at one and one-half (1.5) times the monthly rental rate that was paid during the last month of the Lease Term, and shall otherwise be on the same terms and conditions as herein specified. Such holdover shall be conditional in part upon Authority's extension of the Master Lease.

      Tenant agrees to vacate the Premises upon thirty (30) days advance written notice from Landlord.

                           ARTICLE 26. RIGHT OF ENTRY

      Landlord shall have the right to enter the Premises to examine the condition thereof or to make repairs which Landlord and/or the Authority deems necessary for the safety, preservation or improvement of the Premises, to show the same, and to place upon the Premises any signs desired by Landlord. Each such entry by Landlord in accordance with this Article 26 shall be made during normal business hours (except in case of emergency) and otherwise in accordance with Sub-Article 11(G) above.

                          ARTICLE 27. MECHANICS' LIENS

      Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed by any person claiming through or under Tenant, including security interests in any materials, fixtures, equipment or any other improvements or appurtenances installed in and constituting part of the Premises and against all costs, expenses and liabilities (including reasonable attorney's fees) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant at its expense shall procure the satisfaction or discharge of record of all such liens and encumbrances within twenty (20) days after the filing thereof. Under no circumstances shall the interest of Landlord in and to the Property be subject to liens for improvements made by Tenant or subject to any mechanic's, laborer's or material man's liens or any other lien or charge on account of or arising from any contract or obligation of Tenant.

                   ARTICLE 28. TRANSFER OF LANDLORD'S INTEREST

      Landlord may assign, in whole or in part, subject to approval of the Authority, its rights and obligations under this Sub-Lease and its rights and obligations in and to the Property. The term "Landlord" as used in this Sub-Lease, shall be limited to mean and include only the owner or owners of Landlord's interest in this Sub-Lease at the time in question. Upon any transfer of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of Landlord contained in this Sub-Lease.

                          ARTICLE 29. SECURITY DEPOSIT

      A. At Tenant's option, it shall either deposit with Landlord the sum of {***} or obtain, maintain and subsequently deliver to Landlord prior to the Commencement Date, an original Letter of Credit in the amount of {***} as security for the full and faithful performance of Tenant's obligations under this Sub-Lease (individually and collectively, "Security Deposit"). Such Letter of Credit shall be drawn upon a United States Bank, in favor of the interests of the Landlord.

      B. At any time after the establishment of the Security Deposit should any portion of Tenant's rent balance due Landlord become more than thirty (30) days past due, Landlord shall have the right, without prior notification or authorization of Tenant, to draw upon said Security Deposit in an amount sufficient to cause Tenant's balance due to once again become current.

      C. In the event Landlord shall be compelled to utilize Tenant's established Security Deposit, Landlord shall have the right to request a replacement Security Deposit to be furnished by Tenant within five (5) business days from such request, for either the previous specified amount or an increased amount, should Tenant's payment history warrant such action.

      D. In the event Tenant forwards the Security Deposit in cash, Landlord agrees to place such funds in an interest-bearing money market account, at a federally insured bank or savings and loan institution. Any and all interest earned thereon shall be deemed part of the Security Deposit and available for refund to the Tenant at the termination of this Sublease, provided Tenant is in full compliance with the terms and conditions set forth herein.

      E. If Tenant defaults with respect to any provision of this Sub-Lease, including payment of the rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any rent, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default of this Sub-Lease. If Tenant shall fully and faithfully perform every provision of this Sub-Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises. If the Property is sold, the Security Deposit may be transferred to the new owner, who shall assume all obligations with respect thereto in writing and Landlord shall be discharged from further liability with respect thereto. The Security Deposit shall in no event be considered an advance rental payment, nor a measure of Landlord's damage.

                      ARTICLE 30. CURING TENANT'S DEFAULTS

      A. If Tenant defaults in the performance of any of its obligations under this Sub-Lease, Landlord without waiving such default may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the later of; (i) ten (10) days from the date Landlord gives Tenant notice of its intention so to do; or (ii) the expiration of the applicable grace period provided in this Sub-Lease for cure of such default.

      B. In the event of a default by Tenant, any expenses incurred by Landlord, including reasonable attorneys' fees involved in collection of the rent or any part thereof or enforcing any rights against Tenant, including the rights set forth in this Article, or curing or endeavoring to cure any default of Tenant under or in connection with this Sub-Lease, including any costs or expenses involved in instituting and prosecuting summary proceedings, shall be due and payable within ten (10) days of Landlord's demand as additional rent.

                 ARTICLE 31. LIMITATION OF LANDLORD'S LIABILITY

      Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Property. Upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Property for the satisfaction of each and every obligation of Landlord hereunder.

                            ARTICLE 32. SIGN CONTROL

      Except for such signs, awnings, signals, or advertisements preapproved by the Landlord prior to beneficial occupancy, which approval shall not be unreasonably withheld or delayed, Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement affixed to the Building or the Premises. If such work is done by Tenant without the express written consent of Landlord and the Authority, Landlord shall have the right to remove the same without being liable to Tenant and to charge the cost of such removal to Tenant as additional rent, payable within ten (10) days of Landlord's demand.

                       ARTICLE 33. RELOCATION OF PREMISES

      In the event Landlord locates a Tenant who is desirous of subleasing the Premises on a long term basis or a buyer for the Premises, Landlord reserves the right to relocate the Tenant to an alternate hangar facility of sufficient size on the same or better economic conditions and meeting the existing facility requirements of Tenant. In such event, Landlord agrees to reimburse Tenant its reasonable relocation expenses, including without limitation, moving costs, brokers fees, etc. and shall provide Tenant with a minimum of 60 days advance written notification.

                            ARTICLE 34. MISCELLANEOUS

      A. If Tenant is a corporation or partnership, each individual executing this Sub-Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership in accordance with the duly adopted resolution of the Board of Directors of said corporation or with the bylaws of said corporation or under pertinent partnership agreements, that any required consents or approvals of third parties have been obtained, and that this Sub-Lease is binding upon said corporation or partnership.

      B. In any action or proceeding which Landlord or Tenant may be required to prosecute or enforce its respective rights hereunder, the unsuccessful party agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees (including on any appeal).

      C. Should any clause or provision of this Lease become unenforceable because of present or future laws or any regulation of any governmental entity, the parties hereto agree that the remaining parts of this Sub-Lease shall not be affected thereby unless such clause or provision is, in the reasonable determination of either Party, essential and material to its rights, in which event either Party shall have the right to terminate this Sub-Lease by notice to the other.

      D. Tenant and Landlord both waive a trial by jury of any issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Sub-Lease.

      E. This Sub-Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State of Florida.

      F. This Sub-Lease represents the final resolution of all prior discussions between Landlord and Tenant and sets forth all of the covenants, promises, agreements, conditions and understandings between them. There are no covenants, promises, agreements, conditions or understandings, either oral or written between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to this Sub-Lease shall be binding upon Landlord or Tenant unless made in writing and signed by each.

      G. The captions appearing within the body of this Sub-Lease have been inserted as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Sub-Lease or of any provision hereof.

      H. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or payment as rent be deemed an accord and satisfaction (unless Landlord expressly agrees to an accord and satisfaction in a separate agreement duly accepted by Landlord), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Sub-Lease.

                              ARTICLE 35. RECORDING

      Tenant shall not record this Sub-Lease without Landlord's prior written consent. However, either party shall, upon written request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Sub-Lease for recording purposes.

                    ARTICLE 36. EXCLUSIVE RIGHTS OF LANDLORD

      Tenant understands and acknowledges that Landlord has acquired through the execution of its lease and operating agreement with the Authority, certain rights to conduct specific aviation-related activities, ("Activities"). Such Activities include line services (including all fueling), ground handling, aircraft parking and storage and the provision of office space. Tenant expressly agrees not to engage in any of the listed Activities on Landlord's Premises, other than those described in Article 17, herein, which would infringe upon Landlord's duly acquired rights as granted by the Authority.

                               ARTICLE 37. NOTICES

      All notices to be given to either party shall be deemed given if made in writing and deposited in the United States mail, postage prepaid, return receipt requested, or overnight courier service and addressed to the parties at the following address:

      Landlord's Address:            Page Avjet Corporation
                                     C/O Signature Flight Support Corporation
                                     Attention: General Manager
                                     Orlando International Airport
                                     9909 Benford Road
                                     Orlando, Florida 32827

                                           and

                                     Signature Flight Support Corporation
                                     Attention:  Corporate Contracts Manager
                                     Signature Plaza
                                     201 S. Orange Avenue
                                     Suite 1100
                                     Orlando, Florida 32801

Tenant's Address:                    Midway Airlines Corporation
                                     Attention:  Mr. Tom Duffy
                                     5713 S. Central Avenue
                                     Chicago, Illinois 60638

with a copy to:                      Rosenberg & Liebentritt, P.C.
                                     2 North Riverside Plaza #16C
                                     Chicago, Illinois 60606
                                     Attention:  J.S. Waller

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    PAGE AVJET CORPORATION

Signed and acknowledged
the presence of:


/s/ [ILLEGIBLE]                     By: /s/ Elizabeth A. Haskins
---------------------------         --------------------------------


/s/ [ILLEGIBLE]                     Its: Senior Vice President
---------------------------         --------------------------------

                                                     APPROVED AS TO FORM

                                                     /s/ [ILLEGIBLE]
                                                     --------------------------
                                                           LEGAL DEPT.

                                    TENANT:

Signed and acknowledged             MIDWAY AIRLINES CORPORATION
in the presence of:


/s/ [ILLEGIBLE]                     By: /s/ Jonathan S. Waller
---------------------------         --------------------------------


/s/ [ILLEGIBLE]                     Its: Vice President
---------------------------         --------------------------------

The Greater Orlando Aviation Authority hereby consents to this Sublease.

ATTEST:                        GREATER ORLANDO AIRPORT AUTHORITY

________________________       _________________________________

APPROVED this ____ day of ____________, 19__.
________, GREATER ORLANDO AVIATION AUTHORITY - GENERAL COUNSEL


By:
    --------------------------------------
    Greater Orlando Aviation Authority - General Counsel

THE STATE OF FLORIDA

COUNTY OF ORANGE

      This instrument was acknowledged before me on May 1, 1995 by Elizabeth A. Haskins, (Title) Senior Vice President of Page Avjet Corporation, a Delaware corporation, on behalf of said corporation.


                                /s/ Diana Basch Kelly
                                -------------------------------
                                Notary Public, State of Florida
       -----------------
             SEAL
       DIANA BASCH KELLY        -------------------------------
       -----------------        Printed or Typed Name of Notary
                                My commission expires: ________

THE STATE OF ILLINOIS
COUNTY OF COOK

      This instrument was acknowledged before me on the 26th day of April, 1995 by Jonathan S. Waller, (Title) Vice President of Midway Airlines Corporation, a Delaware corporation, on behalf of said corporation.


                                /s/ Tina M. Gerlach
                                -------------------------------
                                Notary Public, State of Illinois
       -----------------
             SEAL
        TINA M. GERLACH         /s/ Tina M. Gerlach
       -----------------        -------------------------------
                                Printed or Typed Name of Notary
                                My commission expires: February 4, 1997

                                   EXHIBIT "A"

                           SKETCH OF LAND DESCRIPTION

                                  [MAP OMITTED]

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